EXHIBIT 5
                                                                    EXHIBIT 23.2



                                  May 17, 2004

Forsyth Bancshares, Inc.
651 Veterans Memorial Boulevard
Cumming, Georgia 30040

          RE:  Forsyth Bancshares, Inc.
               Registration  Statement on Form  S-8
               Long-Term Incentive Plan of Forsyth Bancshares, Inc. Our File No. CITIZENS.22
               ------------------------

Ladies and Gentlemen:

     We have acted as counsel to Forsyth Bancshares, Inc. (the "Company") in connection with the preparation of the above-referenced Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the "Commission") with respect to the issuance by the Company of up to an aggregate of 160,000 shares of common stock, no par value per share (the "Common Stock") pursuant to the Long-Term Incentive Plan of Forsyth Bancshares, Inc. (the "Plan"). In so acting, we have examined and relied upon the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below.

     In such examination, we have assumed the genuineness of all signatures appearing on all documents, the legal capacity of all persons signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the accuracy and completeness of all corporate records made available to us by the Company, and the truth and accuracy of all facts set forth in all certificates provided to or examined by us.

     This opinion letter is limited by, and is in accordance with, the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the "Interpretive Standards"), which Interpretive Standards are incorporated herein by reference. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings assigned to such terms in the Interpretive Standards.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Common Stock has been duly authorized, and, when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.


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     The  foregoing opinions are limited to the laws of the State of Georgia and the federal laws of the United States of America. We express no opinion as to matters govered by the laws of any other state. Furthermore, no opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed.

     This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the General Rules and Regulations of the Commission thereunder.

                              Very truly yours,

                              /s/  Eric S. Chofnas, P.C.
                              --------------------------------

                              ERIC S. CHOFNAS, P.C.


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